Sub-Item 77Q1: Exhibits

(a) Amended Schedule A to Agreement and Declaration of Trust of FundVantage Trust (the "Trust) was previously filed with the Securities and Exchange Commission in the Trust's Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A filed on December 16, 2008.